UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Nonqualified Deferred Compensation Plan

On August 29, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Take-Two Interactive Software, Inc. (the “Company”) approved a form of a nonqualified deferred compensation plan for certain key employees, including the Company’s named executive officers, with such plan to be named the Take-Two Interactive Software, Inc. Deferred Compensation Plan (the “Plan”), to be effective on September 1, 2025.

The Plan is an unfunded arrangement intended to be a “top-hat” plan for the purposes of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended ( “ERISA”). The Plan is therefore intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of ERISA, and is also intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The obligations of the Company under the Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Company, although the Company intends to establish a revocable trust to hold amounts which the Company may use to satisfy Plan distributions from time to time. The establishment of such a trust shall in no way deem the Plan to be “funded” for purposes of ERISA or the Code. The Committee has delegated its authority to a committee of senior executives to act as Administrator as defined in and as set forth in the Plan, subject to applicable law.

Pursuant to the Plan, a select group of U.S.-based employees as well as directors of the Company will be eligible to participate in the Plan. Eligible Plan participants that are employees participate in the Plan by making an irrevocable election to defer up to 50% of base salary and up to 90% of any annual cash bonus. Eligible Plan participants that are directors can make an irrevocable election to defer up to 100% of any cash board retainers and meeting fees. A participant will be 100% vested at all times in their account within the Plan. The Company will not provide any matching contributions to the Plan on any participant’s behalf. The Company may provide discretionary contributions to the Plan at such times and in such amounts as it may elect from time to time.

Payment of Plan accounts will occur consistent with an applicable participant’s election. The Company will require a six-month delay in the payment of Plan benefits if the participant is a “specified employee” pursuant to Section 409A of the Code at the time of such specified employee’s separation from service with the Company and its affiliates.

The Company may, at any time, in its sole discretion, terminate the Plan or amend or modify the Plan, in whole or in part, except that no such termination, amendment or modification shall have any retroactive effect to reduce any amounts deemed to be accrued and vested prior to such amendment.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibits 10.1 and 10.2, collectively, and incorporated into this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Take-Two Interactive Software, Inc. Deferred Compensation Plan

10.2	Take-Two Interactive Software, Inc. Deferred Compensation Plan Adoption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Matthew Breitman
Matthew Breitman
Senior Vice President, General Counsel Americas & Corporate Secretary

Date: September 5, 2025